UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14C

                 Information Statement pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934

Check the appropriate box:

[ ] Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14c-5(d)(2))
[X] Definitive Information Statement

                                  CAPRIUS, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
    (1)  Title of each class of securities to which transaction applies:
    (2)  Aggregate number of securities to which transaction applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
    (4)  Proposed maximum aggregate value of securities:
    (5)  Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount Previously Paid:
    (2)  Form, Schedule or Registration Statement No.:
    (3)  Filing Party:
    (4)  Date Filed:

                                  CAPRIUS, INC.
                                One Parker Plaza
                               Fort Lee, NJ 07024

                               NOTICE OF ACTION BY
                         WRITTEN CONSENT OF STOCKHOLDERS

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY

To our Stockholders:

    This Information Statement is being furnished by the Board of Directors of Caprius, Inc., a Delaware corporation, to holders of record of our common stock, $.01 par value per share, at the close of business on November 18, 2005, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended. The purpose of this Information Statement is to inform our stockholders of certain action that was taken by the written consent, dated as of November 18, 2005, by the holders of a majority of our outstanding voting stock. This Information Statement also shall be considered the notice required under Section 228(e) of the Delaware General Corporation Law.

    The action taken by the majority stockholders will not become effective until at least 20 days after the initial mailing of this Information Statement to the other stockholders.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER THE MATTER DESCRIBED HEREIN.



                                      By order of the Board of Directors:

                                      /s/ Jonathan Joels
                                      -----------------------
                                      Jonathan Joels
                                      CFO, Treasurer and Secretary

Dated: December 6, 2005

                                 CAPRIUS, INC.
                                One Parker Plaza
                               Fort Lee, NJ 07024

                              INFORMATION STATEMENT

INTRODUCTORY STATEMENT

    Caprius, Inc. is a Delaware corporation with our principal executive offices located at One Parker Plaza, Fort Lee, NJ 07024. Our telephone number is (201) 592-8838.

    At the request of our Board of Directors, we are sending this Information Statement to our stockholders to notify you about action taken by the holders of 55.3% of our outstanding voting capital stock (the "Majority Holders"), by written consent, dated November 18, 2005, in lieu of a special meeting of the stockholders, in accordance with the Delaware General Corporation Law. The action taken was ratification and approval of an amendment (the "Amendment") to our 2002 Stock Option Plan (the "2002 Plan") to increase to 700,000 shares the number of shares of common stock reserved for grant and issuance thereunder. The Amendment will be effective not less than 20 calendar days after the initial mailing of this Information Statement.

    This Information Statement is being mailed on or before December 8, 2005 to the holders of record on November 18, 2005 of the outstanding shares of our common stock and preferred stock.

REASON FOR THE AMENDMENT

    The reason for the Amendment is to increase the number of shares of common stock authorized for grant of options under the 2002 Plan. The one-for-twenty reverse stock split of our common stock effected on April 5, 2005 reduced the number of shares available for grant as stock options under the 2002 Plan from 1,500,000 to 75,000 shares.

    As of November 18, 2005, outstanding options under the 2002 Plan were held by seven persons for an aggregate of 51,800 shares of common stock, leaving available only 23,200 shares for future option grants. The outstanding options consisted of (i) 48,050 shares at an exercise price of $3.00 per share expiring on October 7, 2012 and (ii) 3,750 shares at an exercise price of $4.00 per share expiring on May 24, 2014. See "Security Ownership of Certain Beneficial Owners and Management."

    We believe that our ability to grant stock options plays an important role in attracting and retaining our directors, officers, employees and consultants. As a small public company with limited cash resources, a stock option program provides us with an additional component to our compensation arrangements, while allowing us to preserve our cash position. By providing talented personnel the opportunity for equity ownership through our common stock, we strengthen their commitment to our success and promote the identity of interests between our stockholders and such persons. We need to have a sufficient number of shares available for future grant and issuance under the 2002 Plan in order for us to provide this equity incentive. Our 1993 Stock Option Plan (the "1993 Plan") expired in 2003, leaving the 2002 Plan as our only stock option plan. The current reserve of 23,200 shares is believed to be insufficient based upon certain growth expectations and upon the need to reward employees and others for their past efforts. Our Board of Directors decided that increasing the number of shares of common stock available for grant under the 2002 Plan by 625,000 shares to 700,000 shares would accomplish the desired objective.

    Management has proposed that after the Amendment becomes effective the Compensation/Option Committee (the "Committee") consider the grant of options to 16 persons, consisting of certain directors, employees and consultants, including employees of our Israeli subsidiary, for an aggregate of 458,000 shares of common stock at fair market value at the time of grant. The proposal includes options for 20,000 shares to each of the outside directors and 100,000 shares to each of George Aaron, Chairman, President, Chief Executive Officer, a director and a Majority Holder, and Jonathan Joels, Treasurer, Chief Financial Officer, Secretary, a director and a Majority Holder. Assuming the Committee grants the options as proposed above, options for 190,000 shares would be available for future grant under the 2002 Plan.

PURPOSES OF THE 2002 PLAN

    The purposes of the 2002 Plan are to provide incentives to selected directors, officers, employees and other persons who perform services on our behalf and on behalf of any of our subsidiaries by giving them opportunities to purchase our common stock pursuant to options granted thereunder. These options may qualify as "incentive stock options" ("ISO") under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), for certain employees (including employee-directors); otherwise, for tax purposes the options would be classified as Non-Qualified Options" or "NQSOs." Should any options terminate unexercised, the underlying shares of common stock would be returned to the 2002 Plan and become available for future grants.

ADMINISTRATION

    The 2002 Plan is administered by the Compensation/Option Committee of the Board of Directors, each member of which is a Non-Employee Director within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, or by the whole Board of Directors. Subject to specific provisions in the 2002 Plan, the Committee has the authority (i) to select the individuals (the "Optionees") who are to be granted options from among those eligible to participate in the 2002 Plan, (ii) to establish the number of shares which may be issued under each option, (iii) to determine at when the options may be granted, (iv) to determine the exercise price of shares subject to each option, (v) to determine the time at which each option shall be come exercisable and the duration of the exercise period, (vi) to determine whether restrictions are to be imposed on shares subject to options and the nature of such restrictions, if any, and (vii) to interpret the 2002 Plan and prescribe and rescind rules and regulations relating to it.

ELIGIBILITY

    Options may be granted only to individuals who are (i) present or prospective employees of the Company and our subsidiaries, including officers and directors who are also employees at the time the Option is granted, (ii) outside Directors, and (iii) persons who perform services for us or on behalf of


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


us or of our subsidiaries. Options that constitute ISOs may only be granted to employees described in clause (i) above. No option may be granted under the 2002 Plan after May 15, 2012; however, options granted prior to that date would remain outstanding for the period determined at the time of grant.

OPTION PRICE AND TERMS

    The option price of each share of common stock subject to an option is fixed by the Committee at the time of grant, but cannot be less than the fair market value of the common stock on the date of grant, defined as the average bid and ask price over the prior five days' trading. The aggregate fair market value, determined at the time of grant, of the shares with respect to which ISO's are exercisable for the first time by an individual during any calendar year may not exceed $100,000. NQSOs are not subject to this requirement. Certain adjustments in the option price and/or option shares may be made for customary anti-dilution events. The Committee determines the option period, provided it is not longer than five years in the case of ISOs granted to employees who hold 10% of our outstanding stock, 10 years in the case of ISOs generally, or 10 years, in the case of NQSOs, subject to earlier termination, and also the vesting period, including any accelerated vesting, and the payment terms. In the event of termination of employment, the Optionee may exercise his options at any time up to one year of the termination, but in no event later than the expiration date of the option; however, if the employee is terminated "for cause," the option would expire immediately. All options would vest immediately upon a "change of control" of the Company. Upon exercise of an option, payment for shares may be made in cash, or, if the option agreement so provides, in shares of common stock calculated based upon their fair market value as of the date of their delivery or a combination of stock and cash.

TRANSFERABILITY

    Options granted under the 2002 Plan are not assignable or transferable by the Optionee otherwise than (i) by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order or Title I of the Employee Retirement Income Security Act or (iii) with respect to NQSOs, to a spouse or lineal descendant of the Optionee. Options are exercisable during the lifetime of the Optionee only by the Optionee or by the Optionee's guardian or legal representative.

TERMINATION, SUSPENSION OR MODIFICATION OF THE 2002 PLAN

    The Board of Directors may terminate, suspend or modify the 2002 Plan at any time but may not, without authorization of our stockholders, effect any change which under Section 16(b) of the Exchange Act, applicable Delaware corporate law or tax law, or the rules of any national securities exchange or national quotation system on which the common stock is then listed or traded requires the prior approval of stockholders.

OTHER OPTIONS

    As of November 18, 2005, we had outstanding options granted under our 1993 Plan for the purchase of an aggregate of 34,975 shares of common stock, as described below. The 1993 Plan expired in 2003. As such, no new options may be


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


granted under that Plan, but options granted prior to the expiration remain in effect for their respective terms.

    ----------------------------------------------------------------------------
          Number of              Exercise Price              Expiration Date
           Shares
    ----------------------------------------------------------------------------

               50                  $ 58.50                  January 24, 2006
    ----------------------------------------------------------------------------
               75                  $100.00                     April 3, 2006
    ----------------------------------------------------------------------------
              350                  $ 58.50                   August 22, 2006
    ----------------------------------------------------------------------------
           27,000                   $ 3.00                  October 14, 2009
    ----------------------------------------------------------------------------
            7,500                   $ 5.00                      July 7, 2010
    ----------------------------------------------------------------------------

    As of November 18, 2005, we had outstanding options granted outside of the 2002 Plan and the 1993 Plan for the purchase of an aggregate of 52,500 shares of common stock. The outstanding options consisted of (i) options for 50,000 shares at an exercise price of $3.00 per share expiring on October 7, 2012 and (ii) options for 2,500 shares at an exercise price of $2.00 per share expiring on December 5, 2009.

DESCRIPTION OF OUR CAPITAL STOCK

    We are authorized to issue 50,000,000 shares of common stock and 1,000,000 shares of preferred stock, of which 27,000 shares have been designated as Series B Convertible Redeemable Preferred Stock ("Series B"). At the close of business on November 18, 2005, we had issued and outstanding 3,321,673 shares of common stock and 27,000 shares of Series B Preferred Stock.

    Each share of our common stock entitles the holder to one vote on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors. The holders of shares of our common stock are entitled to dividends when and as declared by the Board of Directors from funds legally available and upon liquidation they are entitled to share pro rata in any distribution to holders of common stock, subject to the prior right of holders of our outstanding preferred stock. No dividends have ever been declared by the Board of Directors on the common stock. Holders of our common stock have no preemptive rights. There are no conversion rights or redemption or sinking fund provisions with respect to our common stock.

    Each share of Series B Preferred Stock is convertible into 2.147765 shares of common stock, subject to customary anti-dilution provisions, or an aggregate of 57,990 shares of common stock. The Series B Preferred Stock is convertible at the election of the holder until August 17, 2007, and subject to mandatory conversion upon a change of control or August 17, 2007. Unless an action adversely affects the rights, powers or privileges of the shares of the Series B Preferred Stock, the holders of Series B Preferred Stock are not entitled to vote on any matter. The Series B Preferred Stock has a liquidation preference of $100 per share.

    As determined by our Board of Directors, and without any action by stockholders, we may issue the remaining authorized preferred stock in one or more series having the rights, privileges, and limitations, including voting rights, conversion rights, liquidation preferences, dividend rights and redemption rights, as may, from time to time be determined by the Board at time


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


of issuance. The preferred stock may be issued in the future in connection with acquisitions, financings or other matters, as the Board of Directors deems appropriate. In the event that we determine to issue any shares of preferred stock, a certificate of designation containing the rights, privileges and limitations of this series of preferred stock will be filed with the Secretary of State of the State of Delaware. The effect of this preferred stock designation power is that our Board of Directors alone, subject to Federal securities laws, applicable blue sky laws and Delaware law, may be able to authorize the issuance of preferred stock which could have the effect of delaying, deferring or preventing a change in control without further action by our stockholders, and may adversely affect the voting and other rights of the holders of our common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth, as of November 18, 2005, certain information with respect to the common stock beneficially owned by: (i) each person who is known by us to own beneficially more than five percent of the outstanding common stock, (ii) each of our directors and executive officers and
(iii) all directors and executive officers as a group:

                                                                    Amount and
                                     Position with Company /         nature of
                                     beneficial owner of over       beneficial
Name of                               5% of the outstanding        ownership/1/ of    Percentage of
beneficial owner*                          common stock              common stock     securities **
---------------------------------------------------------------------------------------------------
Special Situations Private           Holder of over five percent     1,448,274/2/         38.8%
Equity Fund, L.P.
153 E. 53rd Street
55th Floor
New York, NY 10022
---------------------------------------------------------------------------------------------------
Special Situations Fund III, L.P.    Holder of over five percent       482,757/3/         14.0%
153 E. 53rd Street
55th Floor
New York, NY 10022
---------------------------------------------------------------------------------------------------
Shrikant Mehta                       Holder of over five percent       245,894/4/          7.3%
Combine International
354 Indusco Court
Troy, Michigan 48083
---------------------------------------------------------------------------------------------------
George Aaron                         Chairman of the Board;            260,887/5/          7.8%
                                     Chief Executive Officer;
                                     President
---------------------------------------------------------------------------------------------------
Jonathan Joels                       Director; Chief                   255,226/6/           7.6%
                                     Financial Officer;
                                     Treasurer;
                                     Secretary
---------------------------------------------------------------------------------------------------


                                    5


Elliott Koppel                       VP Sales & Marketing               25,194/7/            **
---------------------------------------------------------------------------------------------------
Sol Triebwasser, Ph.D.               Director                            5,545/8/            **
---------------------------------------------------------------------------------------------------
Jeffrey L. Hymes, M.D.               Director                            2,500/9/            **
---------------------------------------------------------------------------------------------------
All executive officers and
Directors as a group (5 persons)                                       549,352/10/         16.2%

* Except otherwise indicated above, the address of the holder is c/o Caprius Inc., One Parker Plaza, Fort Lee, NJ 07024.
**   Less than one percent (1%)

(1) Includes voting and investment power, except where otherwise noted. The number of shares beneficially owned includes shares each beneficial owner has the right to acquire within 60 days of November 18, 2005 pursuant to stock options, warrants and convertible securities.

(2)  Includes 413,792 shares underlying warrants presently exercisable.

(3)  Includes 137,930 shares underlying warrants presently exercisable.

(4)  Includes (i) 10,000 shares underlying warrants presently exercisable and
     (ii) 25,000 shares underlying options presently exercisable granted outside our option plans.

(5) Includes (i) 353 shares in retirement accounts, (ii) 9,075 shares underlying warrants presently exercisable, (iii) 5 shares jointly owned with his wife and (iv) 20,000 shares underlying options presently exercisable (15,000 shares granted under the 2002 Plan exercisable at $3.00 per share and 5,000 shares granted under the 1993 Plan exercisable at $3.00 per share).

(6) Includes (i) 48,000 shares as trustee for his children, (ii) 8,618 shares underlying warrants presently exercisable, (iii) 875 shares underlying warrants owned by his wife for which he disclaims beneficial ownership,
     (iv) 20,000 shares underlying options presently exercisable (15,000 shares granted under the 2002 Plan exercisable at $3.00 per share and 5,000 shares granted under the 1993 Plan exercisable at $3.00 per share) and (v) 17,241 shares in a retirement account.

(7) Includes (i) 4,644 shares underlying warrants and (ii) 20,000 shares underlying options presently exercisable (5,000 shares granted under the 2002 Plan exercisable at $3.00 per share and 15,000 shares granted under the 1993 Plan, of which 7,500 shares are exercisable at $5.00 per share and 7,500 shares are exercisable at $3.00 per share).

(8) Includes 5,475 shares underlying options presently exercisable (5,000 shares granted under the 2002 Plan exercisable at $3.00 per share and 475 shares granted under the 1993 Plan, of which 400 shares are exercisable at $58.50 per share and 75 shares are exercisable at $100.00 per share).


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


(9) Includes 2,500 shares underlying options presently exercisable and excludes 1,250 shares underlying options which are currently not exercisable (3,750 shares granted under the 2002 Plan exercisable at $4.00 per share).

(10) Includes (i) 22,337 shares underlying warrants and (ii) 67,975 shares underlying options presently exercisable.


NO DISSENTERS' RIGHTS

     You do not have the right to dissent and obtain an appraisal of your shares under Delaware law in connection with the Amendment described in this Information Statement.

STOCKHOLDER PROPOSALS

         Our Board of Directors has not yet determined the date on which the next annual meeting of stockholders will be held. Any proposal by a stockholder intended to be presented at the our next annual meeting of stockholders must be received at our offices a reasonable amount of time prior to the date on which the information or proxy statement for that meeting is mailed to stockholders in order to be included in our information or proxy statement relating to that meeting.

WHERE YOU CAN FIND MORE INFORMATION ABOUT THE COMPANY

    We file our annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information about the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Copies of these materials may also be obtained by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. You also can view such documents on our website www.caprius.com.


Fort Lee, New Jersey
December 6, 2005

                                      By order of the Board of Directors:

                                      /s/ Jonathan Joels
                                      -------------------------
                                      Jonathan Joels
                                      CFO, Treasurer and Secretary


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